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Exhibit 99.2

Station Casinos LLC

OFFER TO EXCHANGE ANY AND ALL OUTSTANDING
7.50% SENIOR NOTES DUE 2021 (THE "EXISTING NOTES")
($500,000,000 IN AGGREGATE PRINCIPAL AMOUNT OUTSTANDING)

FOR

7.50% SENIOR NOTES DUE 2021 (THE "EXCHANGE NOTES") AND
GUARANTEES OF THE EXCHANGE NOTES BY THE GUARANTORS NAMED IN THE
PROSPECTUS DATED [                        ], 2013

THE EXCHANGE OFFER (AS DEFINED HEREIN) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [                        ], 2013, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, THE "EXPIRATION DATE").

[                        ], 2013

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

        Enclosed for your consideration is a Prospectus (the "Prospectus") and a Letter of Transmittal (the "Letter of Transmittal") which together describe the offer (the "Exchange Offer") by Station Casinos LLC, a Nevada limited liability company (the "Company"), to exchange its registered 7.50% Senior Notes due 2021 (the "Exchange Notes") for any and all of its outstanding 7.50% Senior Notes due 2021 (the "Existing Notes"). Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Prospectus.

        We are requesting that you contact your clients for whom you hold Existing Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Existing Notes registered in your name or in the name of your nominee, or who hold Existing Notes registered in their own names, we are enclosing the following documents:

  1.
  Prospectus dated [                        ], 2013;

  2.
  The Letter of Transmittal for your use and for the information of your clients;

  3.
  A form of letter which may be sent to your clients for whose account you hold Existing Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

  4.
  Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

  5.
  Return envelopes addressed to Wells Fargo Bank, National Association (the Exchange Agent) for the Existing Notes.

        We urge you to contact your clients as promptly as possible. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on [                        ], 2013, unless extended.

        The Company will not pay any fees or commissions to any broker, dealer, commercial bank, trust company or other person in connection with the solicitation of tenders of Existing Notes pursuant to the Exchange Offer. The Company, upon request, will reimburse brokers, dealers, commercial banks, and trust companies for reasonable and customary mailing and handling expenses incurred by them in forwarding any of the enclosed materials to their clients. The Company will pay all transfer taxes to exchange and transfer the Exchange Notes pursuant to the Exchange Offer, except as otherwise provided in Instruction 11 of the Letter of Transmittal.

        To participate in the Exchange Offer, a duly executed and promptly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Existing Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

        Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Wells Fargo Bank, National Association, the Exchange Agent, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,
STATION CASINOS LLC

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENT SHALL CONSTITUTE YOU AS THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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  Exhibit 99.2